UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 12, 2010

TPC GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53534	20-0863618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5151 San Felipe, Suite 800, Houston, Texas 77056

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (713) 627-7474

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 12, 2010, TPC Group Inc. (the “Company”) issued a press release announcing its fiscal 2010 second quarter results. A copy of the Company’s February 12, 2010 press release is attached hereto as exhibit 99.1.

The Company has scheduled an investor conference call at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) on Friday, February 12, 2010 to review its fiscal 2010 second quarter results and related information. To listen to the call, interested persons may dial (480) 629-9722 at least 10 minutes prior to the start time and ask for the TPC Group call, or access it live over the Internet from the Investors page of the Company’s web site at http://investors.tpcgrp.com. A replay of the call will be available through Friday, February 26, 2010 by dialing (303) 590-3030, using pass code 4202676#. Also, an archive of the webcast will be available shortly after the call on the Investors page of the Company’s web site at http://investors.tpcgrp.com and will remain available for approximately 90 days.

Pursuant to General Instruction B.2 of Form 8-K and Securities and Exchange Commission Release No. 33-8176, the information contained in the press release furnished as an exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section, and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

The press release contains certain non-GAAP financial information. The reconciliation of such non-GAAP financial information to GAAP financial measures is included in the press release and the schedules thereto. Further, the press release contains statements intended as “forward-looking statements,” all of which are subject to the cautionary statement about forward-looking statements set forth therein.

Item 7.01	Regulation FD Disclosure.

The information set forth in Item 2.02 above and in Exhibit 99.1 to this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Earnings Press Release dated February 12, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPC GROUP INC.

Date: February 12, 2010	By:	/s/ Christopher A. Artzer
Christopher A. Artzer
Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Earnings Press Release dated February 12, 2010